UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
MID PENN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 26, 2012

Dear Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. to be held on Tuesday, May 1, 2012, at 10:00 a.m., local time. The annual meeting will be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061.

The Notice of the Annual Meeting and the enclosed proxy statement address the formal business of the meeting. The formal business agenda includes the election of three Class B Directors. At the meeting, management will review the Corporation’s operations during the past year and will be available to respond to questions.

You are encouraged to vote your shares, whether or not you plan to attend the meeting. It is very important that you mark, sign, date and return the accompanying proxy as soon as possible in the postage-paid envelope. If you do attend the meeting and wish to vote in person, you must give written notice to the Corporation’s Secretary, so your proxy will be superseded by any ballot that you submit at the meeting.

Sincerely,

Edwin D. Schlegel
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 1, 2012

TO THE SHAREHOLDERS OF MID PENN BANCORP, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. will be held at 10:00 a.m., local time, on Tuesday, May 1, 2012, at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, for the following purposes:

1.	To elect three Class B Directors to serve for a three-year term and until their successors are elected and qualified;

2.	To consider and approve the following non-binding proposal:

“Resolved, that the shareholders hereby approve the executive compensation, as described in the Compensation Discussion and

Analysis and the tabular disclosure (together with the

accompanying narrative disclosure), regarding named executive officers in this proxy statement.”

3.	To ratify the appointment of ParenteBeard LLC as our independent registered public accounting firm for the year ending December 31, 2012; and

4.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

In accordance with the Corporation’s By-laws and action of the Board of Directors, only those shareholders of record at the close of business on February 15, 2012, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. For directions to the annual meeting, please contact Cindy L. Wetzel, Secretary, at (717) 692-2133.

We have enclosed a copy of the Corporation’s Annual Report on Form 10-K (“annual report”) for the year ended December 31, 2011. You may obtain an additional copy of the Corporation’s annual report including the financial statements and any exhibits for the 2011 year, at no cost, by contacting Kevin W. Laudenslager, Vice President and Treasurer, 349 Union Street, Millersburg, Pennsylvania 17061, telephone: (717) 692-2133 or by visiting http://www.cfpproxy.com/5890.

Whether or not you plan to attend the annual meeting, your vote is very important, and we encourage you to vote promptly. To vote your shares, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope. If you execute a proxy but later decide to attend the annual meeting in person, or for any other reason desire to revoke your proxy, you may do so as described in this proxy statement at any time before your proxy is voted. Submitting a proxy will not prevent you from attending the annual meeting and voting in person if you so desire, but will help us secure a quorum and reduce the expense of additional proxy solicitation.

By Order of the Board of Directors,

Edwin D. Schlegel
Chairman of the Board

Millersburg, Pennsylvania

March 26, 2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to Be Held on May 1, 2012. The proxy statement, proxy card and 2011 annual report to shareholders are available at http://www.cfpproxy.com/5890.

NASDAQ Global Market Trading Symbol: MPB

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

MAY 1, 2012

Mailed to Shareholders on or about March 26, 2012

i

ii

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q.	WHO IS ENTITLED TO VOTE?

A.	Shareholders as of the close of business on February 15, 2012 (the voting record date) are entitled to vote, and each share of common stock is entitled to one vote.

Q.	HOW DO I VOTE?

A.	There are two methods. You may vote by completing and mailing your proxy or by attending the meeting and voting in person. (See page 3 for more details.)

Q.	HOW DOES DISCRETIONARY AUTHORITY APPLY?

A.	If you sign your proxy but do not make any selections, you give authority to Roberta A. Hoffman, Randall L. Klinger and Scott W. Micklewright, as the designated proxy holders for the Corporation, to vote on the election of directors, and any other matters that may arise at the meeting.

Q.	IS MY VOTE CONFIDENTIAL?

A.	Yes. Only the Judges of Elections, our transfer agent, Registrar and Transfer Company, proxy holders and Secretary have access to your proxy. All comments remain confidential unless you ask that your name be disclosed.

Q.	WHO WILL COUNT THE VOTES?

A.	Kathy I. Bordner, Kevin W. Laudenslager and Cortney E. Wilbert will review the tabulations of the votes as provided by Registrar and Transfer Company and act as Judges of Elections.

Q.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

A.	Your shares are probably registered differently or are in more than one account. Sign and return all proxies to ensure that all your shares are voted. If you have all of your accounts registered in the same name and address, you should only receive one set of proxy materials in future years. If you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent if you hold registered shares. You can contact our transfer agent, Registrar and Transfer Company, at (800) 368-5948.

Q.	WHAT CONSTITUTES A QUORUM?

A.	At the close of business on February 15, 2012, the Corporation had 3,484,509 shares of common stock outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of business at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting for purposes of determining the presence of a quorum.

Q.	WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A.	Approximately 7.92% of our common stock, as of close of business on February 15, 2012, is owned by the directors and officers. (See page 28 for more details.)

Q.	WHEN ARE THE 2013 SHAREHOLDER PROPOSALS DUE?

A.	As a shareholder, you must submit your proposal in writing by November 26, 2012, to Cindy L. Wetzel, Secretary, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061. (See page 31 with regard to shareholder proposal and director nomination procedures.)

Q.	HOW MAY I SUBMIT A QUESTION FOR THE ANNUAL MEETING?

A.	In order for management to thoroughly answer any questions that you may have about the Corporation or our annual shareholder materials including financial statements, we ask that you submit your questions prior to the annual meeting of shareholders. You may submit questions either by mail, email or telephone by contacting Cindy L. Wetzel, Secretary, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, cindy.wetzel@midpennbank.com, (717) 692-2133. Questions received in advance of the meeting will be compiled by the Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions submitted at the Annual Meeting of Shareholders.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MID PENN BANCORP, INC.

MAY 1, 2012

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

Mid Penn Bancorp, Inc. (“the Corporation”), a Pennsylvania business corporation and registered bank holding company, furnishes this proxy statement in connection with the solicitation by the Corporation’s Board of Directors (“the Board”) of proxies to be voted at the 2012 Annual Meeting of Shareholders. The annual meeting will be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, on Tuesday, May 1, 2012, at 10:00 a.m., local time. The Corporation’s principal executive office is located at 349 Union Street, Millersburg, Pennsylvania 17061; the telephone number is (717) 692-2133. All inquiries regarding the annual meeting should be directed to Rory G. Ritrievi, President and Chief Executive Officer of the Corporation.

Additional Information

In accordance with Securities Exchange Act Rule 14a-3(3)(1), the Corporation, in the future intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless the Corporation receives contrary instructions from one or more of the shareholders. This method of delivery is known as “householding.” Upon written or oral request, the Corporation will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders should notify Cindy L. Wetzel at Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061 or call (717) 692-2133 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. If you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Corporation’s transfer agent if you hold registered shares. You can contact the Corporation’s transfer agent, Registrar and Transfer Company, at (800) 368-5948.

VOTING PROCEDURES

Solicitation and Voting of Proxies

The Board solicits this proxy for use at the Corporation’s 2012 Annual Meeting of Shareholders. The Corporation’s directors, officers and Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities. The Corporation will, upon request, reimburse these third parties for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Only shareholders of record as of the close of business on February 15, 2012, may vote at the annual meeting. The Corporation’s records show that, as of the voting record date, 3,484,509 shares of common stock were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. See “Principal Shareholders” on page 27 for a list of the persons known by the Corporation to be beneficial owners of 5% or more of the Corporation’s common stock.

If your shares are registered directly in your name with the Corporation’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holders or to vote in person at the meeting. The Corporation has enclosed a proxy for your use.

If your shares are held in a stock brokerage account or by a bank or other nominee, you will receive instructions from the holder of record who has forwarded these materials to you. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

For shares held in “street name” through a broker, bank or other nominee, the broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker, bank or nominee specific instructions, including with respect to director elections, their shares will not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

By properly completing a proxy, the shareholder appoints Roberta A. Hoffman, Randall L. Klinger and Scott W. Micklewright as proxy holders to vote the shares as indicated on the proxy. Proxy holders will vote any signed proxy, not specifying to the contrary, FOR the election of Steven T. Boyer, Jere M. Coxon and Rory G. Ritrievi as Class B directors for three-year terms expiring in 2015, FOR the non-binding proposal on executive compensation and FOR the ratification of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for 2012.

Quorum and Vote Required For Approval

In order to hold the annual meeting, a “quorum” of shareholders must be present. Under Pennsylvania law and the Corporation’s By-laws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“broker non-votes”) and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for determining whether shareholder approval of a matter has been obtained.

If a quorum is present, the three candidates for director receiving the highest number of votes cast, even if less than a majority, by shareholders will be elected. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will not be included in determining which nominees received the highest number of votes. A properly executed proxy that withholds authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

If a quorum is present, approval of the non-binding proposal on executive compensation and ratification of the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for 2012 will require the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting. Under Pennsylvania law, abstentions are not considered “votes cast” and, accordingly, will not affect the outcome of the voting on the non-binding proposal on executive compensation or the ratification of the appointment of ParenteBeard LLC.

Revocability of Proxy

Shareholders of record who sign proxies may revoke them at any time before they are voted by:

•	delivering a written notice of revocation to Cindy L. Wetzel, Secretary of Mid Penn Bancorp, Inc., at 349 Union Street, Millersburg, Pennsylvania 17061, before the vote is taken at the annual meeting;

•	delivering a duly executed proxy bearing a later date to the Secretary of the Corporation, before the vote is taken at the annual meeting; or

•	voting in person after giving written notice to the Secretary of the Corporation. (Your attendance at the annual meeting, in and of itself, will not revoke the proxy.)

You have the right to vote and, if desired, to revoke your proxy any time before the vote is taken at the annual meeting. Should you have any questions, please call Cindy L. Wetzel at (717)  692-2133.

Methods of Voting

Shareholders of record can choose one of the following ways to vote:

Voting by Proxy

•	Mark your selections.

•	Date your proxy and sign your name exactly as it appears on your proxy.

•	Mail it to the Corporation in the enclosed, postage-paid envelope.

Voting in Person

•	Attend the annual meeting and show proof of eligibility to vote (including proper identification).

•	Obtain a ballot.

•	Mark your selections.

•	Date your ballot and sign your name exactly as it appears in the Corporation’s transfer books.

Shareholder Questions

In order for management to thoroughly answer any questions that shareholders may have about the Corporation or our annual materials including financial statements, we ask that shareholders submit their questions prior to the annual meeting of shareholders. Shareholders may submit questions either by mail, email or telephone by contacting Cindy L. Wetzel, Secretary, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, cindy.wetzel@midpennbank.com, (717) 692-2133. Questions received in advance of the meeting will be compiled by the Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions submitted at the Annual Meeting of Shareholders.

GOVERNANCE OF THE CORPORATION

Governance

The Board believes that the purpose of corporate governance is to ensure that it maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and senior management believe promote this purpose, are sound and represent best practices. These governance practices, Pennsylvania law (the state of incorporation), the rules and listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) and Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities are continually reviewed.

Currently, the Board has eleven members. Under the NASDAQ standards for independence, the following directors meet the standards for independence: Robert A. Abel, Steven T. Boyer, Jere M. Coxon, Matthew G. DeSoto, Robert C. Grubic, Gregory M. Kerwin, Theodore W. Mowery, Donald E. Sauve and William A. Specht, III. This constitutes more than a majority of the Board. Only independent directors serve on the Audit, Compensation and Nominating and Corporate Governance Committees.

In determining the directors’ independence, the Board considered loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements
Mr. Abel	Yes	None
Mr. Boyer	Yes	None
Mr. Coxon	Yes	None
Mr. DeSoto	Yes	None
Mr. Grubic	Yes	Engineering services/Leasehold arrangement
Mr. Kerwin	Yes	Legal services
Mr. Mowery	Yes	Insurance commissions
Mr. Sauve	Yes	Lawn care/Lot maintenance
Mr. Specht	Yes	None

In each case, the Board determined that none of the transactions above impaired the independence of the director. For more information, please refer to “Certain Relationships and Related Transactions” on page 27.

During the year ended December 31, 2011, the Corporation’s and Bank’s Boards of Directors each held thirteen meetings. In addition, the Corporation’s independent Board members held one independent Board Meeting during 2011.

Board Leadership Structure

The Board is led by a non-executive Chairman selected by the Board from time to time. After serving as Interim President and Chief Executive Officer of the Corporation and the Bank from October 29, 2008 to February 25, 2009, Edwin D. Schlegel resumed his position as non-executive Chairman of the Board effective February 25, 2009. Mr. Schlegel will retire as Chairman and from the Board at the 2012 Annual Meeting. The Chairman of the Board organizes Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management. To fulfill that role, the Chairman, among other things: creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with other members of the Board; provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Corporation. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	presiding over all meetings of the Board and shareholders, including regular executive sessions of non-management directors of the Board;

•	establishing the annual agenda of the Board and the agendas of each meeting in consultation with the Chief Executive Officer;

•	advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agenda and information needs for the committees of the Board;

•	defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	coordinating periodic review of management’s strategic plan for the Corporation;

•	leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	serving as Acting Chief Executive Officer in concert with the Board until a President/CEO is selected in the event there is a separation with the existing Chief Executive Officer;

•	coordinating the annual performance review of the Chief Executive Officer and other key members of senior management;

•	consulting with committee chairs about the retention of advisors and experts;

•	acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;

•

working with the Nominating and Corporate Governance Committee to develop and maintain the agreed-on definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•

after consulting with other members of the Board and the Chief Executive Officer, making recommendations to the Nominating and Corporate Governance Committee as to the membership of various Board committees and committee chairs;

•	working with management on effective communication with shareholders, including being available for consultation and direct communication upon the reasonable request of major shareholders;

•	encouraging active participation by each member of the Board; and

•	performing such other duties and services as the Board may require.

Risk Oversight by Board

The Board oversees all business, property and affairs of the Corporation. The Chairman and the Corporation’s officers keep the members of the Board informed of the Corporation’s business through meetings and by providing reports and other materials to the members.

In addition to the general oversight of Bank business, the Board also reviews a comprehensive quarterly Risk Management Report, prepared by the Bank’s Senior Risk Officer, which includes metrics and trends on ten major risk areas, including asset quality, interest rate risk, capital adequacy and liquidity.

Code of Ethics

In 2003, the Corporation’s and the Bank’s Board of Directors adopted a Code of Ethics that applies to its directors, officers and employees. The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Code of Ethics is available under the Corporate Governance section of the Investors page of the Bank’s website at www.midpennbank.com.

Shareholder Communications

Any shareholder who wishes to communicate with the Board may send correspondence to Rory G. Ritrievi, President and Chief Executive Officer, Mid Penn Bancorp, Inc., at 349 Union Street, Millersburg, Pennsylvania 17061. Written communications received from shareholders are shared with the full Board or appropriate committee as warranted. The Board has a complaint procedure for communicating accounting, internal accounting controls and auditing matters. Complaints generated are directed to a separate mailing address, which is under the control of the Chairman of the Audit Committee. Please refer to the Corporate Governance section of the Investors page of Mid Penn’s website at www.midpennbank.com for complete details.

A shareholder who intends to nominate an individual for election to the Board (other than a candidate proposed by the Board) must notify the Secretary of the Corporation in compliance with the requirements of Article 10, Section 10.1 of the Corporation’s By-laws. Any shareholder who intends to nominate a candidate for election to the Board must notify the Secretary of the Corporation in writing not less than the earlier of (1) 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders (which would be November 26, 2012 for the 2013 annual meeting), or (2) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the Securities and Exchange Commission (which is also November 26, 2012 for the 2013 annual meeting).

Annual Meeting Attendance

All directors attended the 2011 Annual Meeting of Shareholders. While the Corporation does not have a formal policy regarding attendance, all directors are strongly encouraged to attend the Annual Meeting of Shareholders.

Committees and Meetings of the Corporation’s Board

During 2011, the Board maintained four standing committees: Executive, Audit and Compensation Committees, which jointly serve the Corporation and the Bank, and the Nominating and Corporate Governance Committee, which serves only the Corporation. Only independent directors serve on the Audit, Compensation and Nominating and Corporate Governance Committees, and Chairman Schlegel attends these meetings only when and to the extent requested by the committees. Committee membership is displayed in the following table.

COMMITTEE MEMBERSHIP TABLE

	Nominating and Corporate Governance (Corporation only)	Executive (Joint)	Audit (Joint)	Compensation (Joint)	Compliance (Bank only)	Loan (Bank only)	Trust (Bank only)	Real Estate (Bank only)
Robert A. Abel			X
Steven T. Boyer					X		X
Jere M. Coxon	X	X	X	X
Matthew G. DeSoto			X	X		X
Robert C. Grubic	X	X		X	X	X	X	X
Gregory M. Kerwin	X	X			X		X	X
Theodore W. Mowery	X			X	X	X
Rory G. Ritrievi		X			X	X	X	X
Donald E. Sauve(1)			X	X
Edwin D. Schlegel(1)		X			X
William A. Specht, III			X	X		X	X	X
Meetings Held in 2011	2	0	5	3	3	9	4	3

(1)	Retiring from the Board at the 2012 annual meeting

Each of the directors attended at least 75% of the total number of Board meetings and committee meetings for the Corporation and the Bank during their tenure on the Board in 2011.

The function of each of the Corporation’s committees is described below.

NOMINATING AND CORPORATE GOVERNANCE. This committee identifies individuals qualified to become members of the Board. It also evaluates and recommends to the Board, nominees for each election of directors. This committee monitors and makes recommendations to the Board on other matters of policies and practices relating to corporate governance. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined by NASDAQ listing standards). Robert C. Grubic serves as Chairman of this committee.

The Nominating and Corporate Governance Committee has a charter which is available under the Corporate Governance section of the Investors page of the Bank’s website at www.midpennbank.com. Candidates for director must be qualified in terms of education, professional experience, business contacts and special skills. Other less tangible, but equally important qualifications include general representation from the markets served, enthusiasm, maturity, reputation, compatibility with other members of the Board, diplomacy and independent judgment. In addition, candidates should have a vested interest in the Corporation through ownership of Corporation stock. Board candidates, upon their appointment, are required to own 500 shares with the understanding that they accumulate a minimum of 2,500 shares in total by the end of their second year on the Board. The Board recognizes that its members have various abilities to acquire shares beyond the minimum threshold depending on their personal circumstances and may, in special circumstances, extend the two-year period for accumulating 2,500 shares to a longer period of time as determined by the Board. Members of the Board are encouraged to continue to accumulate shares over time to the extent possible considering their personal circumstances.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to the diversity of the Corporation’s Board members. However, the committee believes it is essential that Board members represent diverse view points and experiences. In considering candidates for the Board, the committee considers the entirety of each candidate’s credentials in the contexts of these standards.

When developing a list of potential nominees, the Nominating and Corporate Governance Committee may take into consideration names provided by shareholders, directors or executive management. Information is gathered concerning the potential Board member’s location of business and residence, shares owned, profession or business, and deposit and loan relationship with the Bank. Personal information about the individual is also gathered to determine if he/she meets the criteria listed in the Nominating and Corporate Governance Committee Policy and Charter. The Nominating and Corporate Governance Committee screens this information to narrow its search of final candidates to be interviewed. Upon completion of the interviews, the Nominating and Corporate Governance Committee makes a final recommendation to the full Board for appointment. All potential candidates are screened by the same process regardless of whether they were recommended by a shareholder or by another party.

EXECUTIVE. This committee may exercise the authority of the Board in the intervals between the meetings of the Board so far as may be permitted by law. Edwin D. Schlegel serves as Chairman of this committee.

AUDIT. This committee oversees audit coverage, selects the independent registered public accounting firm, reviews the annual and quarterly financial statements of the Corporation and auditor’s reports, and monitors with management and the auditor the system of internal controls and its accounting and reporting practices. All members of the Audit Committee are non-employee directors and are independent as defined by NASDAQ listing standards. The Audit Committee has a charter which is available under the Corporate Governance section of the Investors page of the Bank’s website at www.midpennbank.com. Matthew G. DeSoto currently serves as Chairman of this Committee, and Robert A. Abel serves as the Audit Committee Financial Expert.

COMPENSATION. This committee assures that senior executives are compensated effectively in a manner consistent with the Bank’s compensation strategy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. This committee also reviews salary adjustments, compensation and benefits programs for all employees and makes recommendations to the Board. All members of the Compensation Committee are independent (as independence is currently defined by NASDAQ listing standards). The Compensation Committee has a charter which is available under the Corporate Governance section of the Investors page of the Bank’s website at www.midpennbank.com. Theodore W. Mowery serves as Chairman of this committee.

EXECUTIVE OFFICERS

Executive Officers of the Corporation and the Bank

The following table sets forth, as of the date of this proxy statement, selected information about the Corporation’s and Bank’s executive officers, each of whom is elected by the Board and each of whom holds office at the Board’s discretion.

Name	Age	Principal Occupation for the Past Five Years and Position Held with Mid Penn Bancorp, Inc. and Subsidiaries
Edwin D. Schlegel	74	Chairman of the Corporation since 2008 and Director since 1991. Director of the Bank since 1981. Interim President and Chief Executive Officer of the Corporation and the Bank from October 29, 2008 to February 25, 2009. Retired Superintendent of Millersburg Area School District.

Robert C. Grubic	60	Vice-Chairman of the Corporation since 2008 and Director of the Corporation and the Bank since 2006. President and Chief Executive Officer of Herbert, Rowland & Grubic, Inc.

Rory G. Ritrievi	48	President, Chief Executive Officer and Director of the Corporation and the Bank since February 25, 2009. He previously served as Senior Executive Vice President/Market President and Chief Lending Officer of Commerce Bank/Harrisburg.

Kevin W. Laudenslager	48	Treasurer of the Corporation since 1998. Senior Executive Vice President and Northern Region President/Chief Operating Officer of the Bank since February 25, 2009. He previously served as Chief Financial Officer of the Bank from 1998 to March 2009.

Cindy L. Wetzel	50	Secretary of the Corporation since 1991. Corporate Secretary of the Bank since 1985 and Vice President of the Bank since 2002.

Edward P. Williams	48	Senior Vice President and Chief Financial Officer of the Bank since March 25, 2009. Vice President and Director of Financial Reporting of the Bank from June 2008 to March 2009. He previously served as Senior Vice President and Director of Financial Operations with Community Banks/Harrisburg.

Terrence M. Monteverde	50	Senior Vice President and Chief Credit Officer of the Bank since November 2, 2009. He previously served as Vice President, Manager of Asset Quality with Metro Bank.

Name	Age	Principal Occupation for the Past Five Years and Position Held with Mid Penn Bancorp, Inc. and Subsidiaries
Scott W. Micklewright	29	Senior Vice President and Chief Lending Officer of the Bank since June 1, 2010. He served as Vice President and Commercial Loan Manager from September 2009 to June 2010 and as Vice President and Senior Middle Market Loan Manager from March 2009 to September 2009. From 2006 to February 2009, he served in various positions with Commerce Bank, most recently as Commercial Loan Officer.

AUDIT COMMITTEE REPORT

The Board adopted a written charter for the Audit Committee. As required by the charter, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

•	reviewed and discussed the fiscal year 2011 audited financial statements with management and the independent registered public accounting firm;

•

discussed with the independent registered public accounting firm, ParenteBeard LLC, the matters required to be discussed by Statement on Accounting Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380, as amended or supplemented) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Independence Rules and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2011, be included in the Corporation’s annual report and filed with the SEC.

Aggregate fees billed to the Corporation and the Bank by ParenteBeard LLC, the independent registered public accountants, for professional services rendered are as follows:

Year Ended December 31,	2011	2010
Audit fees	$127,461	$122,081
Audit related fees	$23,000	$26,850
Tax fees	$12,704	$10,396
All other fees	$0	$16,000

Audit fees for 2011 and 2010 include professional services rendered for the audit of the Corporation’s annual consolidated financial statements (including amounts not yet billed but expected to be billed) and review of consolidated financial statements included in Forms 10-Q, including out-of-pocket expenses.

Audit related fees for 2011 and 2010 include assurance and related services related to the performance of employee benefit plan audits. Audit related fees in 2010 also include additional billings for assistance with SEC comment letter response and consent procedures performed for the Form S-3 filing.

Tax fees for 2011 and 2010 include the preparation of state and federal tax returns and tax consultations.

All other fees for 2010 include XBRL reporting services.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the current members of the Audit Committee, which is comprised of five directors, all of whom are considered “independent” as defined in NASDAQ listing standards. Robert A. Abel is qualified as a financial expert within the meaning of SEC and NASDAQ listing standards, and the Board has determined that he has accounting and related financial management expertise to satisfy SEC and NASDAQ requirements.

The Audit Committee Charter requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other permissible services. Under the charter, pre-approval will generally be provided for up to one year and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. Prior to approval, the Committee verifies with the auditor the nature of the proposed services to ensure independence will not be compromised. Under the charter, a de minimis exception is provided whereby pre-approval may be waived for non-audit services that meet all of the following requirements:

•	The aggregate amount of all such services is not more than five percent of the total amount of fees paid to the independent auditor during the year in which the services are provided.

•	Such services were not recognized as non-audit services by the Corporation at the time of the engagement.

•	The services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit.

ParenteBeard LLC advised us that none of its members has any financial interest in the Corporation or the Bank.

Audit Committee

Matthew G. DeSoto, Chairman	Robert A. Abel
Jere M. Coxon	Donald E. Sauve
William A. Specht, III

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Qualifications and Nomination of Directors

The Corporation’s By-laws authorize the number of directors to be not less than five (5) nor more than twenty-five (25). The By-laws also provide for three classes of directors with staggered three-year terms of office. Terms of the members of each Class expire at successive annual meetings. Currently, Class A consists of three directors; Class B consists of four directors; and Class C consists of four directors. At the 2012 Annual Meeting, Mr. Schegel will retire as a Class B director and Mr. Sauve will retire as a Class C director.

The Board nominated the three persons named below to serve as directors until the 2015 Annual Meeting of Shareholders and until his successors are duly elected and qualified or until his earlier death, resignation, retirement or removal from office. The nominees are presently members of the Board and have consented to serve another term as a director if re-elected. If the nominees should be unavailable to serve for any reason, a majority of the Board then in office may select someone to fill the vacancy until the expiration of the term of the Class of directors to which he or she is appointed.

The proxy holders intend to vote proxies for the election of each of the three nominees named below, unless you indicate that your vote should be withheld from any or all of them. Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

The Board proposes the following nominees for election as Class B Directors at the annual meeting:

•	Steven T. Boyer

•	Jere M. Coxon

•	Rory G. Ritrievi

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE AS CLASS B DIRECTORS OF MID PENN BANCORP, INC.

INFORMATION REGARDING DIRECTOR NOMINEES

AND CONTINUING DIRECTORS

Information, as of the date of this proxy statement, concerning the three nominees to the Board and the six continuing directors appears below. You will find information about their share ownership on page 28.

Class A Directors (to serve until 2014)

Matthew G. DeSoto, age 35, has been a director since January 1, 2008. In 2008, Mr. DeSoto became President and Chief Operating Officer of MI Windows and Doors, Inc. in Gratz, PA, where he previously served as Eastern Region President. MI Windows and Doors is a nationwide fabricator of window and patio door products for residential projects. Mr. DeSoto has previously served on the Policy Advisory Board of the Harvard University Joint Center for Housing Studies and is an active member of the Young Presidents Organization. Mr. DeSoto attended The Pennsylvania State University obtaining a Bachelor of Science Degree in Marketing. The Board has determined that as President and COO of MI Windows and Doors, Inc., Mr. DeSoto’s knowledge in all aspects of business operations is an asset to the Corporation and qualifies him to serve on the Board as well as on the Audit and Compensation Committees.

Robert C. Grubic, age 60, has been a director since 2006. In 1989, Mr. Grubic became President and Chief Executive Officer of Herbert, Rowland & Grubic, Inc., a consulting engineering firm based in Harrisburg, PA. He has been employed by the firm and its predecessor firm since 1973. Mr. Grubic has a Bachelor of Civil Engineering Degree from Villanova University and a Master of Administration Degree from The Pennsylvania State University. He serves on numerous civic and community boards and groups in the greater Harrisburg area. Mr. Grubic has overall management responsibility of the 240 person engineering firm of Herbert, Rowland & Grubic, Inc., including oversight of all financial, administrative, human resources and technical components of the firm. Due to his many years of experience in managing a successful engineering firm, the Board feels Mr. Grubic’s vast knowledge of business operations is invaluable and qualifies him to serve on the Board, serving in the capacity of Vice-Chairman, and on the Executive, Compensation and Nominating and Corporate Governance Committees.

Gregory M. Kerwin, age 61, has been a director since 1999. In 1975, Mr. Kerwin became an associate, and is now senior partner in the firm of Kerwin & Kerwin, Attorneys at Law in Elizabethville, PA. A large part of the practice of the law firm deals in real estate transactions which involve bank financing. Mr. Kerwin has represented hundreds of clients (buyers, sellers and lenders) participating in such transactions. During the past 36 years, Mr. Kerwin, as solicitor, has represented over ten municipal governments and authorities in Northern Dauphin County. As a result of his association with these organizations, Mr. Kerwin is keenly aware of the strengths, assets and needs of the Bank’s local communities. Mr. Kerwin has a Bachelor of Arts Degree in Political Science from The Pennsylvania State University and a Juris Doctor from The Dickinson School of Law in Carlisle, PA. Because of his legal expertise, his knowledge in managing his own law firm and his knowledge of the Bank’s local community, the Board has determined that Mr.Kerwin adds value to the Corporation and is qualified to serve on the Board, as well as on the Executive and Nominating and Corporate Governance Committees.

Class B Directors and Class B Director Nominees (to serve until 2015)

Steven T. Boyer, age 49, has been a director since January 26, 2011. Mr. Boyer is President of the Cutting Tool Divisions of Alvord-Polk, Inc. in Millersburg, PA. He is a College of Business Administration graduate from The Pennsylvania State University. Mr. Boyer is a member of the National Aerospace Standards Committee and served on the Board of Directors of the United States Cutting Tool Institute from 2002 to 2007. He is a Board member of the Maroon & Gold Foundation and a member of the Millersburg Lions Club. He previously served as a School Board Director of the Millersburg Area School District and Head Coach of the Millersburg High School Football team. The Board has determined that Mr. Boyer’s vast business experience and community involvement qualify him to serve on the Board of Directors, adding value to the Corporation.

Jere M. Coxon, age 69, has been a director since 1991. Mr. Coxon is retired Executive Vice President of both Penn Wood Products, Inc., a manufacturing company, and Appalachian Realty Corp., a real estate holding company, of East Berlin, PA. Mr. Coxon previously served on the Board of Directors of Bethesda Mission in Harrisburg, PA. He received a Bachelor of Arts Degree in Business Management from Texas Wesleyan University and previously worked as a Cost Accountant for Lenox Inc. in Fort Worth, TX. Mr. Coxon has served on the Corporation’s Board since its formation in 1991 and has served on the Bank’s Board of Directors since 1981. The Board has determined Mr. Coxon’s expertise in business and his many years of Board experience add value to the Corporation and qualify him to serve as a Director and also on the Audit, Compensation, Executive and Nominating and Corporate Governance Committees.

Rory G. Ritrievi, age 48, has been a director since February 25, 2009. On February 25, 2009, Mr. Ritrievi joined the Corporation and the Bank as President and Chief Executive Officer. Mr. Ritrievi has worked in the financial services industry for more than 25 years. He previously served as Senior Executive Vice President/Market President and Chief Lending Officer of Commerce Bank/Harrisburg, where he managed all aspects of the customer experience including the retail network, lending, marketing and public relations. As Chief Lending Officer, Mr. Ritrievi was responsible for loan production, credit quality and credit administration. Mr. Ritrievi holds a Juris Doctor from Widener University School of Law and a Bachelor of Arts Degree in Economics from the University of Pittsburgh. He was awarded the Widener University School of Law Distinguished Young Alumni honor in 1999. In addition to being named one of Central Penn Business Journal’s Forty under 40, Mr. Ritrievi earned the Central PA Chapter of The Leukemia and Lymphoma Society’s Man of the Year award in 2003. He is currently serving on the Board of Directors of the Pennsylvania Association of Community Bankers. Because of his educational and leadership skills and his extensive knowledge and experience in many phases of banking, the Board concluded that Mr. Ritrievi was the right person to lead the Corporation and the Bank and feels that these attributes qualify him to serve as President and CEO of the Corporation and the Bank and also as a member of both Boards and the Executive Committee. His service has been a valuable addition to the Corporation and the Bank.

Class C Directors (to serve until 2013)

Robert A. Abel, age 53, has been a director since January 26, 2011. Mr. Abel, a Certified Public Accountant and Certified Specialist in Estate Planning, is a Principal and Shareholder of Brown Schultz Sheridan & Fritz, in Camp Hill, PA, providing tax, audit, and consulting services. He has written many articles and participated in seminars on topics such as estate planning, wealth transfer and financial planning for the closely held corporation. He received a Bachelor of Science Degree from Shippensburg University, from which he graduated Summa Cum Laude. He is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants and the National Association of Estate Planners & Councils. He served as past Chairman of the Harrisburg YMCA and assisted in founding a non-profit organization. The Board has determined that Mr. Abel’s vast knowledge in the accounting industry qualifies him to serve as a member of the Board and as Financial Expert of the Audit Committee, adding great value to the Corporation.

Theodore W. Mowery, age 53, has been a director since 2003. Mr. Mowery is a partner with Gunn Mowery, LLC in Camp Hill, PA. He is a licensed agent in life, health, property and casualty insurance and holds a Securities Series 6 and 63 license. Mr. Mowery is a founding partner of Gunn Mowery LLC, who currently employs 60 people and manages over $100 million in insurance premiums. He is a founding partner in Gaughen Insurance, Inc. He is also a partner in Gunn Mowery Properties, LLC, a real estate holding company. Mr. Mowery serves as a Board member of the Lion Foundation. He is past President of the Camp Hill School Board, past President of the Mental Health Association of Cumberland, Dauphin and Perry Counties and past Board member of the West Shore Country Club. Mr. Mowery has a Bachelor of Arts Degree in Health and Physical Education from Gettysburg College. Due to his vast knowledge of the insurance services industry and his experience in managing all aspects of his own company, the Board has determined that Mr. Mowery has added value to the Corporation and is qualified to serve as a member of the Board, as well as on the Compensation and Nominating and Corporate Governance Committees.

William A. Specht, III, age 50, has been a director since 2006. Mr. Specht became President and CEO of Seal Glove Manufacturing, Inc. in 2005, where he previously served as Vice President. He is also President of Ark Safety, previously serving as Vice President, and is President of Rescue Remedies, a company purchased in 2006. As President and CEO of his business affiliations, Mr. Specht is knowledgeable in all aspects of business operations. He also serves on the Boards of Directors of all three companies. Mr. Specht was appointed by the Dauphin County Commissioners to serve on the Dauphin County Planning Commission. Mr. Specht previously served as a Board member of MANTEC, a non-profit corporation, a member of the Consumer Advisory Board of Capital Blue Cross and as a School Board Director of the Millersburg Area School District. Mr. Specht is an active member of the Millersburg community and has served and continues to serve in various capacities with various organizations. The Board has determined Mr. Specht’s knowledge and management of his own business affiliations add value to the Corporation and qualify him to serve on the Board and on the Audit and Compensation Committees.

Compensation of the Board

The Bank participates in the L.R. Webber Associates, Inc. Salary/Benefits Survey, which includes a survey of director fees and benefits. The Bank also periodically conducts a survey of director fees, committee fees and other director compensation of banks that are similar in size and in similar markets to the Bank. The Compensation Committee reviews these surveys and recommends to the full Board any changes to the compensation of the Board members for the upcoming year. The Board has the final approval of the compensation of its directors. The following is a summary of director fees:

Annual Board fee	$12,000
Independent Board Meetings	$500 per meeting attended
Nominating and Corporate Governance Committee Meetings	$250 per meeting attended
Executive Committee Meetings	$250 per meeting attended
Audit Committee Meetings	$325 per meeting attended
Compensation Committee Meetings	$300 per meeting attended
Compliance Committee Meetings (Bank only committee)	$250 per meeting attended
Loan Committee Meetings (Bank only committee)	$250 per meeting attended
Trust Committee Meetings (Bank only committee)	$250 per meeting attended
Real Estate Committee Meetings (Bank only committee)	$250 per meeting attended

Mr. Ritrievi did not receive an annual fee for serving on the Board nor did he receive any fees for attending committee meetings. Mr. Schlegel received fees of $6,000 for his services as Chairman, and Mr. Grubic received fees of $3,600 for his services as Vice-Chairman. The Board was paid $165,750 in the aggregate, for all Board fees and fees for committee meetings attended in 2011. In 2010, the Board was paid $179,375 in the aggregate, for all Board fees and fees for committee meetings attended. As members of the Mid Penn Bank Business Development Advisory Board, in 2011, Messrs. Grubic and Mowery were paid an additional $400 for attending four meetings; Mr. Abel was paid an additional $300 for attending three meetings; and Mr. DeSoto was paid an additional $200 for attending two meetings.

The Bank maintains a deferred fee plan for directors, which enables a director to annually elect to defer payment of up to $12,000 of his fees until he terminates service on the Bank’s Board of Directors. Participating directors may elect to receive either a lump sum or equal monthly installments in an amount equal to his deferral account (plus interest) upon retirement, early termination, disability, change in control or a hardship. If a director dies before distribution of his deferral account commences, his designated beneficiary is entitled to receive the amounts in his deferral account or the projected account balance at the time the Bank adopted the deferred fee plan (limited by the amount of net coverage purchased by the Bank), whichever is greater. For 2011, Messrs. Coxon and Mowery each deferred $12,000; Mr. Sauve deferred $10,000; Mr. Abel deferred $9,000; and Mr. Grubic deferred $8,000.

In May 1995, the Bank adopted the Mid Penn Bank Director Retirement Plan. Under the Director Retirement Plan, Bank directors who terminate their service on the Board other than for cause with at least five years of service are eligible to receive a retirement benefit. The five-year service requirement is waived if a director’s service is terminated for disability or within 90 days of a change in control. The annual benefit is determined by multiplying the “base retirement amount” for the director’s position ($574.30 for the Chairman, $287.15 for all other directors, which reflect the inflationary adjusted rates for 2011) by the number of full years the member served. The plan contains an annual inflationary adjustment provision. Benefits are paid in cash on a quarterly basis and continue for 60 quarterly payments or the director’s death, if earlier.

The following table summarizes the total compensation that non-employee directors earned for service as directors of the Corporation and the Bank for the year ended December 31, 2011.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)
Robert A. Abel	14,425	0	14,425
Steven T. Boyer	14,250	0	14,250
Jere M. Coxon	14,725	3,700	18,425
Matthew G. DeSoto	16,975	1,894	18,869
Robert C. Grubic	22,400	3,085	25,485
Gregory M. Kerwin	15,250	3,130	18,380
Theodore W. Mowery	17,050	2,708	19,758
Donald E. Sauve	14,775	3,730	18,505
Edwin D. Schlegel	18,750	7,460	26,210
William A. Specht, III	18,450	2,535	20,985

(1)	Amounts reflect the present value of the amount accrued to the director in 2011 for Mid Penn Bank Director Retirement Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Board has delegated the task of administering the Bank’s compensation program to the Compensation Committee, the primary responsibility of which is to assure that the executive officers of the Corporation and its subsidiaries are compensated effectively in a manner consistent with the stated compensation strategy of the Corporation and Bank, competitive practice, and the requirements of the appropriate regulatory bodies.

In 2011, the named executive officers were:

Rory G. Ritrievi, President and Chief Executive Officer

Kevin W. Laudenslager, Senior Executive Vice President, Northern Region

    President/Chief Operating Officer and Chief Financial Officer of the Corporation

Terrence M. Monteverde, Senior Vice President and Chief Credit Officer

Scott W. Micklewright, Senior Vice President and Chief Lending Officer

Edward P. Williams, Senior Vice President and Chief Financial Officer of the Bank

Compensation Objectives and Design

The Corporation and Bank seek to serve our customers and shareholders. To better accomplish this, our compensation objectives include offering a fair and competitive compensation package to attract and maintain competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Corporation and of the Bank, resulting in higher profitability, increased dividends to the Corporation’s shareholders and appreciation in market value of the Corporation’s common stock.

The elements of compensation for 2011 for the named executive officers were base salary and retirement and insurance benefits.

Management’s Role in Determining Compensation

The Compensation Committee considers the views and recommendations of the Chief Executive Officer in making compensation decisions affecting executive officers who report to him. The Chief Executive Officer’s role in recommending compensation and compensation programs is to develop and recommend appropriate performance measures and targets for each individual, to report on the respective individual’s performance, to provide data and background material to enable the Compensation Committee to assess the labor market and to make specific recommendations on each named executive officer’s respective salary. The Chief Executive Officer does not recommend his own salary and is not present during the Compensation Committee’s or Board’s discussions or decisions regarding his compensation.

Compensation Consultant’s Role in Determining Compensation

In 2011, the Compensation Committee did not hire a compensation consultant to specifically assist in determining the named executive officers’ compensation. The Compensation Committee was provided data excerpted from the L.R. Webber Salary/Benefits Survey for Financial Institutions for its review of the Chief Executive Officer’s recommendations for base salary for the named executive officers who report to him and in determining if the Compensation Committee’s recommendation of base salary for the Chief Executive Officer is appropriate.

Results of Shareholder Say on Pay Vote in Determining Compensation

The Compensation Committee reviewed the shareholder response to the Say on Pay Vote in the proxy statement dated March 25, 2011. Since the Annual Meeting of Shareholders occurred after the increase in base salary was awarded in 2011, the Compensation Committee did not have the opportunity to consider the shareholders’ overwhelming approval of executive compensation as described in the Compensation Discussion and Analysis and the tabular disclosure when reviewing whether to significantly change the Corporation’s compensation policies and practices. The Compensation Committee will consider the results in awarding compensation in 2012.

Components of Compensation

Base Salary

Base salary levels are set to attract and retain executives who can further the Corporation’s and Bank’s strategic objectives. Base salary is the most significant component of the named executive officers’ compensation, and it is reviewed every year to determine whether the salary for each respective named executive officer is at the appropriate level. As mentioned above, the Chief Executive Officer reviews each named executive officer’s performance in making specific salary recommendations to the Compensation Committee. The Compensation Committee reviews the Chief Executive Officer’s performance in making a specific salary recommendation to the Board of Directors. The Chief Executive Officer and the Compensation Committee consider the named executive officer’s general management performance; policy, procedure, and regulatory compliance; public relations; strategic objectives management; length of service with the Corporation and/or Bank; and the named executive officer’s position in making its determination of the appropriate level of base salary.

Benchmarking

The Compensation Committee did not benchmark the named executive officers’ salary. However, the Bank participates in the 2011 L.R. Webber Salary/Benefits Survey for Financial Institutions, which provides salary levels in ranges for financial institutions in the Bank’s asset size and in its geographic region. Data excerpted from the survey is provided to the Compensation Committee in order to educate its members on the current trends in compensation and benefits for financial institutions. The Compensation Committee did not rely directly upon the survey in determining increases in salaries, but used it as background material in judging whether the proposed increases were consistent with industry standards.

Benefit Plans Available for All Employees

Benefit plans are not tied to Bank or individual performance. The cost of providing such plans to all eligible employees and executive officers is not taken into account when determining specific salaries of the named executive officers and is seen as a cost of doing business.

Group Insurance Plans

The named executive officers participate in benefit plans that are generally available to all employees. These plans include group life insurance, group disability, health insurance and voluntary dental and vision benefits. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Bank.

Retirement Plans

In 2011, the Bank also provided a qualified retirement plan and maintained an Employee Stock Ownership Plan (“ESOP”) for all employees who meet the eligibility requirements. The Bank believes that it is important to assist employees in saving for retirement and believes that by providing a mechanism to save for retirement, the Bank is providing the named executive officers with incentive to continue in the employ of the Bank.

Employee Stock Purchase Plan

In 2010, the Board of Directors approved an Employee Stock Purchase Plan (the “Plan”) effective January 1, 2011, to provide eligible employees of the Corporation or Bank with an opportunity to purchase shares of common stock of the Corporation through payroll deductions. Participation in the Plan provides eligible employees with a convenient method to acquire an interest in the long-term performance and success of the Corporation, thereby, providing them an incentive to ensure the success of the Corporation.

Company Vehicle

The President and Chief Executive Officer is provided a company vehicle. Provision of a company vehicle or for a car allowance is standard in the financial services industry as named executive officers frequently meet clients and business associates offsite.

Accounting and Tax Treatments

There were no decisions or changes made to compensation or benefit plans as a result of accounting and/or tax treatments. As part of the TARP requirements, as further discussed below, the Bank agreed that it will not take a deduction for any compensation paid in excess of $500,000 to any named executive officer which would not be deductible if Internal Revenue Code Section 162(m)(5) applied to the Bank. The Bank’s compensation levels are less than $500,000; therefore, this agreement does not affect the named executive officers’ levels of compensation.

Material Differences in Named Executive Officers’ Compensation

The differential between salary levels for each of the named executives is primarily driven by their respective positions with consideration also given to the experience and time in their respective positions.

Executive Agreements

On October 26, 2011, the Corporation, Bank and Messrs. Ritrievi and Laudenslager (“the executives”) mutually agreed to terminate their respective employment and change in control agreements. The Board of the Corporation and the Bank and the executives believed that it was in their best interests to terminate the agreements.

TARP Requirements

The named executive officers have signed an omnibus agreement agreeing to have their compensation limited by the mandates contained in The American Recovery and Reinvestment Act, if applicable.

Additionally, the Compensation Committee met with the Senior Risk Officer and reviewed the Corporation’s and Bank’s compensation plans and has determined that the plans do not encourage any employee to take unnecessary and excessive risks, do not pose unnecessary risks to the Corporation or Bank, and do not contain features which would encourage the manipulation of earnings.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement.

The Compensation Committee certifies that:

(1) It has reviewed with the Senior Risk Officer the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Corporation;

(2) It has reviewed with the Senior Risk Officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

Compensation Committee

Theodore W. Mowery, Chairman	Jere M. Coxon
Matthew G. DeSoto	Robert C. Grubic
Donald E. Sauve	William A. Specht, III

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Corporation has no Compensation Committee interlocks. Messrs. Mowery, Coxon, DeSoto, Grubic, Sauve and Specht constitute all of the directors who served on the Compensation Committee at any time during 2011. Each of them is an independent outside director. None of them is a current or former officer or employee of the Corporation. During 2011, the Bank engaged in customary banking transactions and had outstanding loans to certain of its directors, executive officers, members of the immediate families of certain directors and executive officers, and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than normal risk of collectability or present other unfavorable features. Edwin D. Schlegel, Chairman of the Board, and Rory G. Ritrievi, President and Chief Executive Officer of the Corporation, attended Compensation Committee meetings only when and to the extent requested by the Committee. Mr. Ritrievi did not participate in determining his own compensation.

EXECUTIVE COMPENSATION

The following discussion provides details of the various components of executive compensation.

Summary Compensation Table

The following table summarizes the total compensation awarded or earned for services in all capacities to the Corporation or the Bank for the years ended December 31, 2011, December 31, 2010, and December 31, 2009, for the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Rory G. Ritrievi President and Chief Executive Officer (1)	2011 2010 2009	283,462 265,000 222,192	— — —	— — —	— — —	— — —	— — —	9,106 6,495 2,526	292,568 271,495 224,718

Kevin W. Laudenslager Senior Executive VP Northern Region President/Chief Operating Officer and Chief Financial Officer of the Corporation	2011 2010 2009	171,586 170,160 162,760	— — —	— — —	— — —	— — —	— — —	5,975 5,917 25,729	177,561 176,077 188,489

Terrence M. Monteverde Senior VP and Chief Credit Officer	2011 2010	143,069 140,000	— —	— —	— —	— —	— —	9,171 5,147	152,240 145,147

Scott W. Micklewright Senior VP and Chief Lending Officer	2011 2010	143,274 125,192	— —	— —	— —	— —	— —	4,995 3,539	148,269 128,731

Edward P. Williams Senior VP and Chief Financial Officer of the Bank	2011 2010	104,350 101,387	— —	— —	— —	— —	— —	3,639 3,536	107,989 104,923

(1)	Mr. Ritrievi commenced employment with the Corporation and the Bank on February 25, 2009.

(2)	Includes the following amounts that were paid to or on behalf of the named executive officers:

	Year	Ritrievi(1)	Laudenslager(2)	Monteverde(3)	Micklewright(4)	Williams(5)
401(k) Match	2011	$4,288	$5,147	$4,275	$4,298	$3,130
	2010	$1,656	$5,105	$323	$3,029	$3,042
	2009	—	$4,883	—	—	—
Life Insurance	2011	$972	$828	$696	$697	$509
	2010	$972	$812	$624	$510	$494
	2009	$599	$846	—	—	—
Car Allowance	2011	—	—	$4,200	—	—
	2010	—	—	$4,200	—	—
	2009	—	$20,000	—	—	—
Personal Use of Company Vehicle	2011	$1,400	—	—	—	—
	2010	$1,650	—	—	—	—
	2009	$1,927	—	—	—	—
Accrued under Director Retirement Plan	2011	$2,446	—	—	—	—
	2010	$2,217	—	—	—	—
	2009	—	—	—	—	—
Total	2011	$9,106	$5,975	$9,171	$4,995	$3,639
	2010	$6,495	$5,917	$5,147	$3,539	$3,536
	2009	$2,526	$25,729	—	—	—

(1)	Mr. Ritrievi is forty percent (40%) vested in the 401(k) match in 2011 and twenty percent (20%) vested in the 401(k) match in 2010.
(2)	Mr. Laudenslager is one hundred percent (100%) vested in the 401(k) match.
(3)	Mr. Monteverde is twenty percent (20%) vested in the 401(k) match in 2011 and was not vested in the 401(k) match in 2010.
(4)	Mr. Micklewright is forty percent (40%) vested in the 401(k) match in 2011 and twenty percent (20%) vested in the 401(k) match in 2010.
(5)	Mr. Williams is sixty percent (60%) vested in the 401(k) match in 2011 and forty percent (40%) vested in the 401(k) match in 2010.

Mid Penn Bank Qualified Retirement Plan

The Corporation does not maintain a defined benefit pension plan. The Bank, however, maintains the Mid Penn Bank Retirement Plan, created in 1949, restated in 1994, and last amended in 2011, which covers all Bank employees who meet eligibility requirements. The Board of Directors instituted a 401(k) Plan as part of the Retirement Plan effective January 1, 2007 for all Bank employees who satisfy eligibility requirements. Eligible employees are entitled to receive a share of the Bank’s contribution to the plan if they are Bank employees on December 31st. For the year 2011, the Board approved a matching contribution rate of 50% of the employee contribution, up to a maximum Bank contribution of 3%. The Board maintains the right to adjust its matching rate on an annual basis.

The annual contribution to the Retirement Plan is determined by the Bank’s Board of Directors based on the recommendation of the Compensation Committee. Distributions under the plan can be made to participating employees upon retirement, either normal or early retirement as defined in the plan, at death or disability of the participating employee or upon severing employment if either partially or fully vested. The plan provides for percentage vesting of 20% for the first full two years of service increasing annually thereafter to 100% vesting after six full years of participation. The plan provides for an accelerated vesting schedule in the event it becomes top-heavy. The market value of the plan was approximately $6,207,417 at December 31, 2011.

Employee Stock Ownership Plan

Effective January 1, 1998, the Board of Directors adopted the Mid Penn Bank Employee Stock Ownership Plan for all Bank employees who satisfy length of service requirements. The plan was last amended in 2011. Participants did not contribute to the plan. The plan invests in shares of Mid Penn Bancorp, Inc. stock, holding approximately 41,873 shares as of December 31, 2011. Each year the Bank may, in its discretion, contribute to the ESOP. As of January 1, 2012, the Board of Directors suspended further contributions to the plan. As of December 31, 2011, the total market value of the Employee Stock Ownership Plan was approximately $315,828. All employees who participate in the Employee Stock Ownership Plan became 100% vested in their account.

Employment Agreements

On October 26, 2011, the Corporation, Bank and Messrs. Ritrievi and Laudenslager mutually agreed to terminate their respective employment and change in control agreements.

Risk Analysis of Compensation Practices and Policies

The Bank reviewed its compensation policies and practices for all employees and determined that they do not create risks that are reasonably likely to have a material adverse effect on the Corporation or Bank. The Compensation Committee reviewed the terms, structure and implementation of incentive compensation structures with the Bank’s Senior Risk Officer. The Compensation Committee determined that such arrangements do not create risks that are reasonably likely to have a material adverse effect on the Corporation or Bank.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

As of December 31, 2011, none of the named executive officers are parties to any employment or change of control agreement with the Corporation or Bank. Should a named executive officer have been terminated on December 31, 2011, the named executive officer would have only been entitled to benefits under the Bank’s retirement plan or disability plan which do not discriminate in scope, terms or operation, in favor of the named executive officers and are available generally to all salaried employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Neither the Corporation nor the Bank have entered into any material transactions, proposed or consummated, with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons. From time to time, the Bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers and their associates on comparable terms with similar interest rates as those prevailing from time to time for other customers.

Related party transactions greater than $10,000 must be approved by the Board prior to any commitment by the Bank to any such transaction. Directors do not participate in the discussions and are not present for voting on their own related party transactions. All of the material terms, conditions and purpose of the transaction shall be described in writing and provided to the Board, together with the written request for approval of any such related party transaction. The transaction should be reviewed and approved by the appropriate senior officer before being submitted to the Board for approval. Related party transactions for ongoing or continuing services can be reviewed and pre-approved within reasonable parameters by the Board on an as-needed basis. If the terms, pricing or conditions change so as to go outside the specified parameters cited in the request, the transactions shall be resubmitted for review and approval after the fact.

The Bank has made loans to the Corporation’s and the Bank’s officers and directors and their immediate families and companies in which they had an ownership interest of 10% or more. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

BENEFICIAL OWNERSHIP OF MID PENN BANCORP’S STOCK

HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

The following table shows, to the best of the Corporation’s knowledge, those persons or entities, who owned of record or beneficially, on February 15, 2012, more than 5% of the outstanding shares of the Corporation’s common stock. The number of shares is rounded to the nearest whole share.

Beneficial ownership of the Corporation’s common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after February 15, 2012.

Name and Residual Address of Beneficial Owner	Number of Shares	Percent of Class
Inter vivos trust, for the benefit of Ruth Gilbert McCarty & Anna C. Gilbert Woodside, with NEBCO, the Trust Department of Mid Penn Bank, as Trustee 349 Union Street, Millersburg, Pennsylvania 17061 (1)	177,387	5.09%

(1)	The Trustee retains sole investment power over the shares of the Corporation’s common stock held by the Trust. Such shares are voted, pursuant to the terms of the Trust, by the decision of a majority of the three longest-serving directors of the Bank.

Share Ownership by the Directors, Officers and Nominees

The following table shows, as of February 15, 2012, the amount and percentage of the Corporation’s common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the Corporation as a group.

Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after February 15, 2012.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Robert A. Abel	2,551	(1)	0.07%
Steven T. Boyer	2,500	(2)	0.07%
Jere M. Coxon	55,396	(3)	1.59%
Matthew G. DeSoto	8,101	(4)	0.23%
Robert C. Grubic	32,825		0.94%
Gregory M. Kerwin	24,910	(5)	0.71%
Theodore W. Mowery	8,960		0.26%
Rory G. Ritrievi	7,147	(6)	0.21%
Donald E. Sauve	3,316	(7)	0.10%
Edwin D. Schlegel	82,328	(8)	2.36%
William A. Specht, III	36,561	(9)	1.05%
Kevin W. Laudenslager	1,972		0.06%
Scott W. Micklewright	1,129	(10)	0.03%
Terrence M. Monteverde	4,712	(11)	0.14%
Edward P. Williams	382		0.01%
All Officers and Directors as a Group (16 persons)	275,994		7.92%

(1)	Shares held jointly by Mr. Abel and his spouse in a Trust.
(2)	Shares held jointly by Mr. Boyer and his spouse.
(3)	Includes 1,789 shares held by Mr. Coxon’s spouse.
(4)	Includes 78 shares held by Mr. DeSoto as a 50% owner in a partnership account, for which he has sole voting power.
(5)	Shares held jointly by Mr. Kerwin and his spouse.
(6)	Includes 402 shares held jointly by Mr. Ritrievi and his spouse.
(7)	Shares held jointly by Mr. Sauve and his spouse.
(8)	Shares held jointly by Mr. Schlegel and his spouse.
(9)	Includes 3,401 shares held jointly by Mr. Specht and his spouse. Mr. Specht is trustee of a family trust of which 15,783 shares are held for the benefit of Janet E. Specht and 15,427 shares are held for the benefit of William A. Specht, Jr.
(10)	Shares held jointly by Mr. Micklewright and his spouse.
(11)	Includes 2,305 shares held jointly by Mr. Monteverde and his spouse and 1,000 shares held jointly by Mr. Monteverde and his sister.

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE

COMPENSATION

The American Recovery and Reinvestment Act of 2009 amended Section 111 of the Emergency Economic Stabilization Act of 2008 to require companies participating in the Capital Purchase Program under the Troubled Asset Relief Program to permit a non-binding shareholder vote to approve the compensation of executives as disclosed in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officers found in this proxy statement. On December 19, 2008, the United States Department of the Treasury purchased $10 million of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, under the Troubled Asset Relief Program Capital Purchase Program, and the Corporation is submitting the following resolution for the approval of the shareholders:

“Resolved, that the shareholders hereby approve the executive compensation, as described in the Compensation Discussion and

Analysis and the tabular disclosure (together with the

accompanying narrative disclosure), regarding named executive officers in this proxy statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICERS (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF

PARENTEBEARD LLC AS THE CORPORATION’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2012

The Audit Committee of the Board has appointed ParenteBeard LLC as its independent registered public accounting firm for the year ending December 31, 2012. Services provided to the Corporation and the Bank by ParenteBeard LLC in 2010 and 2011 are described under the “Audit Committee Report,” above.

The Corporation is asking its shareholders to ratify the selection of ParenteBeard LLC as its independent registered public accounting firm. Although this ratification is not required by the Corporation’s By-laws or otherwise, the Board is submitting the selection to its shareholders for ratification as a matter of good corporate practice.

Representatives of ParenteBeard LLC will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment. In the event that shareholders do not ratify the appointment of ParenteBeard LLC, the Audit Committee would take a number of factors into account in determining its course of action, including its evaluation of the services provided by ParenteBeard LLC and the remaining term of the Corporation’s engagement of ParenteBeard LLC. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of these forms, or written representations from certain reporting persons, the Corporation believes that, during the period from January 1, 2011 through December 31, 2011 its officers and directors complied with all applicable filing requirements except for Mr. Mowery who filed one late report for two transactions.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

In order for a shareholder proposal to be considered for inclusion in the Corporation’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporation no later than November 26, 2012. All proposals must comply with the Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials and the shareholder proposal provisions of Section 2.6 of the Corporation’s By-laws. If a shareholder proposal is submitted to the Corporation after November 26, 2012, it is considered untimely, and the Corporation is not obligated to include it in the 2013 proxy statement or act upon it at the annual meeting. Similarly, in compliance with the Corporation’s By-laws, shareholders wishing to nominate a candidate for election to the Board must notify the Corporation’s Secretary in writing no later than 120 days in advance of the meeting. Shareholders must deliver any proposals or nominations in writing to the Secretary of the Corporation at its principal executive office, 349 Union Street, Millersburg, Pennsylvania 17061. See page 7 for more information about nominations to the Board.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board knows of no matters other than those discussed in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of the Corporation.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MID PENN BANCORP, INC.	For	With- hold	For All Except

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Roberta A. Hoffman, Randall L. Klinger and Scott W. Micklewright and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Mid Penn Bancorp, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, on Tuesday, May 1, 2012 at 10:00 a.m., prevailing time, and at any adjournment or postponement of the meeting as follows:

    THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

			1.	ELECTION OF THREE CLASS B DIRECTORS TO SERVE FOR A THREE-YEAR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.	☐	☐	☐
Steven T. Boyer, Jere M. Coxon, Rory G. Ritrievi The Board of Directors recommends a vote FOR these nominees.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
					For	Against	Abstain
			2.	PROPOSAL TO APPROVE THE FOLLOWING NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION:	☐	☐	☐

“RESOLVED, THAT THE SHAREHOLDERS HEREBY APPROVE THE EXECUTIVE COMPENSATION, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE TABULAR DISCLOSURE (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE), REGARDING NAMED EXECUTIVE OFFICERS IN THIS PROXY STATEMENT.”

The Board of Directors recommends a vote FOR this advisory vote on executive compensation.

					For	Against	Abstain
			3.	RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.	☐	☐	☐
The Board of Directors recommends a vote FOR the ratification of the appointment of accountants.
Please be sure to date and sign this proxy card in the box below.		Date	4.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.
	Sign above	Co-holder (if any) sign above	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			g	☐

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

x							y

Ã	Detach above card, sign, date and mail in postage paid envelope provided.	Ã

MID PENN BANCORP, INC.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO REGISTRAR AND TRANSFER COMPANY IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/5890

5890